AMERICAN PETROLEUM GROUP TO RESTATE FINANCIAL STATEMENTS

Tuesday, February 15, 2005

HOFFMAN ESTATES, IL, February 15, 2005 - The current management of American Petroleum Group, Inc. (OTCBB: AMPE), announced today that it had discovered during the course of preparation of financial statements to be included in Form 10-QSB as of and for the nine months ended September 30, 2004, that liabilities in the amount of approximately $500,000 had been incorrectly included in "additional paid in capital" in previous filings by the previous management of the Company. The Company had entered into a stock borrowing arrangement at October 9, 2003, whereby several stockholder/officers of the Company transferred 1,000,000 shares of common stock into an escrow account held by counsel. The shares were subsequently sold with the proceeds of $500,000 being transferred to the company. The Company is obligated to return the shares to the original holders by April 2005, and has taken the steps necessary to complete the return shortly. The number of shares to be returned in subject to the recent reverse split of 20 to 1 of the common stock If the Company had to repurchase it's stock at the balance sheet dates of December 31, 2003, March 31, 2004 and June 30, 2004, included in past filings it would require $1,010,000.00 / $340,000.00 / $80,000.00 respectively to acquire the aggregate shares using a $ 1.01 / $.34 / $.08 /share price in order to replace such shares for the original contributors of the stock. This re-determination of the amount to replace the shares was not disclosed in prior reporting periods.

In addition, in reviewing the financial statements filed as a prt of the June 30, 2004 Form 10-QSB, and as part of its review of the documents and related information in taking control of the Company from the previous management, it was the determination of current management that liabilities listed on the previous filing were not listed correctly, and some modifications of the liabilities have been made. In addition, it has been the determination of the current management that some of the amounts claimed by the previous management to be due to them are not in fact liabilities of the Company.

The matter was raised by new management after a `change in control" occurred in the course of their review of the Company's prior public filings and preparation of form 10-QSB for September 30, 2004. After discussions among the Company's management, Brown Smith Wallace LLC, and the Company's prior auditors, Amisano Hanson, Chartered Accountants, the Company's management concluded that a correction of the prior accounting on this matter was required. The Company's management brought the matter for consideration before the full Board of Directors of the Company. Having considered the circumstances underlying the accounting errors and their effects upon the Company's prior filings, and having discussed the matter with representatives of the audit firms, as well as the Company's management concluded that the previously issued financial statements should not be relied upon and approved the Company's management to amend certain previously filed public reports. Therefore, in connection with the foregoing, the Company's management will shortly amend previously filed Annual Reports on Form 10-K for the fiscal year ended December 31, 2003; and Quarterly Reports on Forms 10-QSB for quarters ending March 31, 2004 and June 30, 2004. The correction of this error did not result in any material change to the net loss reported for periods ended above, but resulted in an increase in reported liabilities and stockholders' deficit in all reporting periods from December 31, 2003. The effect of these errors is detailed, by reporting period below. The Company urges investors not to rely on the financial information included in the Company's prior public reports for the affected fiscal periods filed pursuant to the Securities Exchange Act of 1934, as amended, until it restates such financial information and files the affected public reports with the U.S. Securities and Exchange Commission.

Since new management has taken control of the Company, sales from its APPC subsidiary have increased, and expenses have been decreased. The Company expects its APPC subsidiary to turn a profit by the end of April 2005.

EFFECT OF THE RESTATEMENTS ON THE CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS OF DOLLARS)


                                 AS AT            AS AT             AS AT
                           -----------------------------------------------------
                             DEC. 31, 2003     MAR 31, 2004     JUNE 30, 2004
                           -----------------------------------------------------
STOCK BORROWING
  ARRANGEMENT:
  As currently reported
    on Form 10-K or 10-Q        $          0      $    0           $    0

  Correction of errors          $    500,000      $   500,000      $   500,000

  As expected to be
    reported on revised
    Form 10-K or 10-Q           $    500,000      $   500,000      $   500,000

ADDITIONAL PAID-IN
  CAPITAL:
  As currently reported
    on Form 10-K or 10-Q        $  9,801,700      $ 9,825,175      $ 9,880,425
  Correction of errors          $  (500,000)      $ (500,000)      $ (500,000)

  As expected to be
    reported on revised
    Form 10-K or 10-Q           $  9,301,700      $ 9,325,175      $ 9,380,425

ACCUMULATED DEFICIT
  As currently reported
  on Form 10-K or 10-Q          $  9,662,160      $ 9,711,985      $ 9,814,332
  Correction of errors                     0                0                0

  As expected to be
    reported on revised
    Form 10-K or 10-Q           $  9,662,160      $ 9,711,985      $ 9,814,332

STOCKHOLDERS' EQUITY
  (DEFICIT):
  As currently reported
    on Form 10-K or 10-Q        $    167,840      $   136,015      $    90,618

  Correction errors             $  (500,000)      $ (500,000)      $ (500,000)

  As expected to be
    reported on revised
    Form 10-K or 10-Q           $  (332,160)      $ (363,985)      $ (409,382)

About American Petroleum Products, Inc

American Petroleum Products, Inc. (the "Company") is a Chicago area based holding company with an agenda to acquire, merge, and manage various business opportunities. The Company's current direction is in the manufacturing and distribution of petroleum and related products for the automotive industry with its subsidiary American Petroleum Products Corp. Primarily in the motor oil industry, such as bulk motor oil distribution, as well as the bottle motor oil industry. American Petroleum Group's management has made their mark in the Private Label Bottling sector for some of the major oil companies in the U.S. American Petroleum Group also plans to exploit several opportunities for Private Labeling of Motor Oils for several well know retail chains throughout the United States, as well as several anti-freeze and brake fluid private distribution agreements for a few well known national automotive repair facilities. Another big area for growth is in the recycled or "uncombusted" oil industry, through a new marketing relationship in Michigan, that the Company plans to launch in late fall 2004.

FORWARD-LOOKING STATEMENTS

This release contains certain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management's exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words "may," "will," "anticipate," "believe," "estimate," "expect," "intend" and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

For more information contact our Interim President, James W. Zimbler at (814) 234-0121